Exhibit 1.1

BANK OF AMERICA CORPORATION

WRITTEN TERMS AGREEMENT

$8,350,000,000

$6,000,000,000 2.10% Senior Notes, due April 2012

(the “Fixed Rate Notes”)

$2,350,000,000 Senior Three-Month LIBOR Notes, due April 2012

(the “Floating Rate Notes,” and collectively, the “Notes”)

Guaranteed Under the FDIC’s Temporary Liquidity Guarantee Program

January 28, 2009

To:	Banc of America Securities LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities Inc.

Morgan Keegan & Company, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Brokerage Services, LLC

Cabrera Capital Markets, LLC

Jackson Securities, LLC

Loop Capital Markets, LLC

Samuel A. Ramirez & Company, Inc.

(the “Initial Purchasers”)

c/o:	Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Re: Bank of America Corporation (the “Company”) Medium-Term Note Program, Series L; 2.10% Senior Notes, due April 2012 and Senior Three-Month LIBOR Notes, due April 2012

Ladies and Gentlemen:

This Agreement is supplemental to the Distribution Agreement (the “Distribution Agreement”) dated as of April 10, 2008, as supplemented, among the Company and the Selling Agents party thereto. Pursuant to the Distribution Agreement, the Initial Purchasers shall purchase the Notes, as principals, in accordance with the terms hereof. All capitalized terms not defined herein shall have the meanings set forth in the Distribution Agreement.

The terms of the Notes shall be as set forth in the form or forms of Pricing Supplement attached to this Agreement as Exhibit A-1 (each, a “Pricing Supplement”) and in the form or forms of Final Term Sheet attached to this Agreement as Exhibit A-2. For purposes of this Agreement and the Distribution Agreement, (a) the “Disclosure Package,” as to each series of the Notes, shall also include, in addition to the documents referenced in the Distribution Agreement, the applicable Final

Term Sheet or, with respect to the Floating Rate Notes, the applicable Final Term Sheets and (b)(i) the “Initial Sale Time” for the Fixed Rate Notes and $2,000,000,000 in aggregate principal amount of Floating Rate Notes shall be 5:30 p.m. on January 27, 2009 and (ii) the “Initial Sale Time” for $350,000,000 in aggregate principal amount of the Floating Rate Notes shall be 12:00 p.m. on January 28, 2009.

The Notes are intended to constitute “FDIC-guaranteed debt,” as such term is defined in 12 C.F.R § 370.2(i). All references herein to the “TLG Program” are to the regulations of the Federal Deposit Insurance Corporation (the “FDIC”) at 12 C.F.R. Part 370 and any amendments or additional rules and regulations of the FDIC promulgated in connection with the TLG Program under the FDIC’s Temporary Liquidity Guarantee Program.

1.	Appointment of New Selling Agents.

This Agreement hereby appoints each Initial Purchaser that is not a party to the Distribution Agreement as a new Selling Agent (each a “New Selling Agent”) in accordance with the provisions of Section 1(f) of the Distribution Agreement for the purposes of the issue of the Notes. Each New Selling Agent has delivered to the Company its address for notice hereunder, and under the Distribution Agreement and the Administrative Procedures, as set forth in Exhibit B hereto.

In consideration of the Company appointing the New Selling Agents as Selling Agents in respect of the Notes under the Distribution Agreement, each New Selling Agent hereby undertakes, for the benefit of the Company and each of the other Selling Agents, that, in relation to each series of the Notes, it will perform and comply with all the duties and obligations to be assumed by a Selling Agent under the Distribution Agreement, a copy of which it acknowledges it has received from the Company. Notwithstanding anything contained in the Distribution Agreement, each of the New Selling Agents shall be vested with all authority, rights, powers, duties and obligations of a Selling Agent in relation to the issue of the Notes as if originally named as a Selling Agent under the Distribution Agreement, provided that following the Settlement Date (as defined below) of the Notes, each of the New Selling Agents shall have no further such authority, rights, powers, duties or obligations, except such as may have accrued or been incurred prior to, or in connection with, the issuance of the Notes.

2.	Additional Representations and Warranties.

(a)	Distribution Agreement and Terms Agreement. Each of the Distribution Agreement and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Selling Agents, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(b)

Senior Indenture and the Notes. The Senior Indenture applicable to the Notes (including the Fifth Supplemental Indenture to the Senior Indenture, dated December 1, 2008) has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy; the Notes have been duly authorized and, when completed, executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to and paid for by the Selling Agents pursuant to the Distribution Agreement and this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

(c)	Merrill Lynch Pro Forma Financial Statements. The preliminary unaudited pro forma condensed combined financial data of the Company and Merrill Lynch & Co., Inc. (“Merrill”) and the related notes thereto included in or incorporated by reference in the Registration Statement have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, except as specifically described therein, and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.

(d)	TLG Program.

(i)	The Company is an “eligible entity” (as defined under Section 370.2(a) of the TLG Program) and is a “participating entity” (as defined in Section 370.2(g)(1) of the TLG Program). Neither the Issuer nor any of its subsidiaries that are “participating entities” has opted out of the TLG Program pursuant to the terms thereof.

(ii)	The Notes are “senior unsecured debt” (as defined in Section 370.2(e)(1) of the TLG Program) and “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program.

(iii)	As of January 26, 2009 and before the sale of the Notes, the maximum remaining principal amount of outstanding senior unsecured debt of the Company that may be guaranteed under the TLG Program is approximately $31,521,854,367, and the issuance of the Notes will not result in a breach of such maximum amount.

(iv)	The Company has not received any notification to the effect that the FDIC has reduced the limit of the debt of the Company and its subsidiaries that may be guaranteed under Section 370.3(b)(6) of the TLG Program, or that the FDIC has terminated the Company’s participation in the TLG Program.

(v)	The Master Agreement, dated as of December 1, 2008, between the Issuer and the FDIC required by the TLG Program (the “Master Agreement”) has been duly authorized,

executed and delivered by the Company, and, assuming acceptance by the FDIC, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy); the Company is not in default under, nor has the Company breached or violated, the Master Agreement in any manner; and to the knowledge of the Company, the FDIC is not in default under and has not breached or violated the Master Agreement in any manner.

3.	Additional Covenants of the Company.

(a)	Notice of Certain Events. The Company will notify the Selling Agents immediately of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction as described in Section 3(k) of the Distribution Agreement or the initiation or threatening of any proceeding for such purpose.

(b)	Review of Proposed Amendments and Supplements. During the Prospectus Delivery Period, prior to amending or supplementing the Registration Statement, the Base Prospectus, the Prospectus or any Disclosure Package (except with respect to a filing required under the Exchange Act), the Company shall furnish to the Selling Agents a copy of each such proposed amendment or supplement for review, and the Company shall not file or use any such proposed amendment or supplement to which the Selling Agents reasonably object.

(c)	Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Selling Agents, the Company will file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Selling Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file, prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Selling Agents, and will use its reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to such Notes. References in the Distribution Agreement and herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)

Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Selling Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Selling Agents, (iii) use every reasonable effort to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Selling Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References in the Distribution Agreement and herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e)	Earnings Statement. The Company will make generally available to its security holders and to the Selling Agents as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(f)	Restriction on Certain Issuances. Until the business day (in New York, New York and Charlotte, North Carolina) following the Settlement Date of the Notes, the Company will not, without the consent of the Selling Agents, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or Form S-4 or (ii) covered by a registration statement on Form S-3 (including the Registration Statement) and pursuant to which (A) the Company sells securities under one of the Company’s medium-term note programs (including, without limitation, the Company’s Series L Medium-Term Note Program and the Company’s InterNotes Program), (B) the Company issues securities for its dividend reinvestment plan, (C) affiliates of the Company offer securities of the Company in secondary market transactions, or (D) the Company issues notes, securities of an affiliated trust, depositary shares or preferred stock in an underwritten offering in which the lead manager is Banc of America Securities LLC (“BAS”).

(g)	TLG Program.

(i)	The Company will promptly send a copy to the Initial Purchasers of any notice sent to the FDIC in connection with the issuance of the Notes.

(ii)	Except to the extent permitted by Section 370.3(h) of the TLG Program, the Company will not issue FDIC-guaranteed debt in excess of the maximum amount provided by Section 370.3(b) of the TLG Program.

(iii)	The Company will not use the net proceeds from the issuance of the Notes to prepay any indebtedness that is not FDIC-guaranteed.

(iv)	The Company has complied, and will comply, in all material respects with the TLG Program, including (A) payment of all required fees and assessments, including those under Section 370.6, (B) providing all required notifications to the FDIC, including those required under Section 370.8, (C) the record-keeping requirements provided by Section 370.9 of the TLG Program and (D) the terms and conditions of the Master Agreement.

(v)	Neither the Company nor any of its subsidiaries that are “participating entities” has or will take any action to opt out of the TLG Program, that would cause the FDIC’s guarantee of the Notes to be voided, that would result in the removal of the Company from the TLG Program, or that would be in contravention of the TLG Program.

4.	Obligations.

(a)	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Company hereby agrees to issue each series of the Notes and the Initial Purchasers severally agree to purchase and pay for each series of the Notes on the Settlement Date according to their respective Commitments (as defined below) at the applicable purchase prices set forth on the cover page of the Pricing Supplement.

For the purpose of this Agreement, “Commitment” means, in relation to an Initial Purchaser, the amount set forth opposite its name in Schedule 1, to the extent not reduced or terminated under this Agreement.

(b)	The obligations of each Initial Purchaser under this Agreement are several and independent and:

(i)	subject to the provisions of Section 11 of the Distribution Agreement, the failure of one or more of the Initial Purchasers to perform its obligations shall not relieve the other Initial Purchasers of their respective obligations or the Company of its obligations to the other Initial Purchasers, under this Agreement; and

(ii)	no Initial Purchaser shall be responsible for or liable in respect of any breach of the obligations or warranties of any other Initial Purchaser under this Agreement.

5.	For the purposes of this Agreement:

(a)	the sum payable on the Settlement Date by the Initial Purchasers for the Notes shall be (i) in the case of the Fixed Rate Notes, $5,980,200,000, and (ii) in the case of the Floating Rate Notes, $2,342,950,000, totaling $8,323,150,000; and

(b)	“Settlement Date” means 9:30 a.m. (Charlotte time) on January 30, 2009, or such other time and/or date as the Company and BAS, on behalf of the Initial Purchasers, may agree. The closing of the offering contemplated hereby shall be held at the offices of McGuireWoods LLP, counsel for the Company, or at such other location as shall be agreed by the Company and BAS, on behalf of the Initial Purchasers. Delivery of the Notes shall be made to BAS for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through BAS of the purchase price thereof. Unless otherwise agreed, the Notes shall be in book-entry only form, deposited with The Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

6.	The obligations of the Initial Purchasers to purchase the Notes is conditional upon:

(a)	the conditions set forth in Section 4 of the Distribution Agreement being satisfied as of the Settlement Date;

(b)	the delivery (i) on the date hereof, a letter from the Company’s independent registered public accounting firm as described in Section 4(d) of the Distribution Agreement, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the Registration Statement and the Prospectus and (ii) a letter from the independent registered public accounting firm of Merrill, prior to the merger with the Company, delivered on the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and their counsel, with respect to the Registration Statement and the Prospectus; and

(c)	the delivery to the Initial Purchasers on the Settlement Date of:

(i)	a bring-down letter from each of the Company’s independent registered public accounting firm and the independent registered public accounting firm of Merrill, prior to the merger with the Company, in each case relating to the respective letters described in Section 6(b) above;

(ii)	legal opinions addressed to the Initial Purchasers dated the Settlement Date in form and substance satisfactory to BAS, on behalf of the Initial Purchasers:

(A)	McGuireWoods LLP, counsel for the Company, in substantially the form attached hereto as Exhibit C hereto;

(B)	the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Initial Purchasers, who exercises general supervision or review in connection with securities law matters for the Company), in substantially the form attached hereto as Exhibit D hereto; and

(C)	Morrison & Foerster LLP, counsel for the Initial Purchasers, in substantially the form attached hereto as Exhibit E hereto;

(iii)	a certificate dated as of the Settlement Date, from the Company, as contemplated by Section 4(c) of the Distribution Agreement, with respect to the Registration Statement, the Prospectus, each Disclosure Package and the Distribution Agreement, as supplemented by this Agreement; and

(iv)	all such other documents as may be required reasonably by BAS, on behalf of the Initial Purchasers, to satisfy all such other conditions precedent.

If any of the foregoing conditions is not satisfied on or before the Settlement Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Company in relation to expenses as provided in the Distribution Agreement and except for any liability arising before or in relation to such termination), provided that BAS, on behalf of the Initial Purchasers, may in its discretion waive any of the aforesaid conditions or any part of them.

7.	Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)	The preparation, printing, delivery to the Selling Agents and filing of the Registration Statement, each product supplement, the Base Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus;

(b)	The preparation, filing and reproduction of this Agreement;

(c)	The preparation, printing, issuance and delivery of the Notes to the Selling Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes to the Selling Agents and the fees and expenses of any transfer agent or trustee for the Notes;

(d)	The fees and expenses of counsel to any such transfer agent or trustee;

(e)	The fees and disbursements of the Company’s accountants and counsel, of the Trustees and their counsel, and of any registrar, transfer agent, paying agent or calculation agent;

(f)	The qualification of the Notes under state securities or insurance laws in accordance with the provisions of Section 3(l) of the Distribution Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Selling Agents in connection therewith and in connection with the preparation, printing, reproduction and delivery to the Selling Agents of any survey of the U.S. state securities laws governing the offering of the Notes;

(g)	The preparation, printing, reproduction and delivery to the Selling Agents of copies of the Senior Indenture and all supplements and amendments thereto;

(h)	Any fees charged by rating agencies for the rating of the Notes;

(i)	With prior Company approval, the fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

(j)	The fees and expenses, if any, incurred with respect to any filing with FINRA;

(k)	The fees and expenses of any depository and any nominees thereof in connection with the Notes; and

(l)	The fees and assessments relating to the TLG Program.

If the sale of any of the Notes provided for herein is not consummated because any condition to the obligations of the Selling Agents set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Selling Agents, the Company will reimburse the Selling Agents severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Notes.

8.	Default by a Selling Agent.

If any one or more Selling Agents shall fail to purchase and pay for any of the Notes agreed to be purchased by such Selling Agent or Selling Agents hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under the Distribution Agreement and/or this Agreement, the remaining Selling Agents shall be obligated severally to take up and pay for (in the respective proportions which they have agreed to purchase such Notes, as the case may be, bear to the aggregate amount of Notes agreed to be purchased by all the remaining Selling Agents) the Notes which the defaulting Selling Agent or Selling Agents agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Selling Agent or Selling Agents agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes that the Selling Agents have agreed to purchase, the remaining Selling Agents shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Notes, and if such non-defaulting Selling Agents do not purchase all such Notes, the agreement of the Selling Agents to purchase such Notes will terminate without liability to any non-defaulting Selling Agent or the Company. In the event of a default by any Selling Agent as set forth in this Section 8, the Settlement Date shall be postponed for such period, not exceeding seven days, as BAS shall determine in order that the required changes in any Disclosure Package or the Pricing Supplement or in any other documents or arrangements may be effected. Nothing contained in the Distribution Agreement or this Agreement shall relieve any defaulting Selling Agent of its liability, if any, to the Company and any non-defaulting Selling Agent for damages occasioned by its default.

9.	Counterparts.

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

10.	Governing Law.

This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

For:	BANK OF AMERICA CORPORATION

By:	/s/ B. KENNETH BURTON, JR.
Name:	B. Kenneth Burton, Jr.
Title:	Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date specified above:

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ LILY CHANG
Name:	Lily Chang
Title:	Principal

For itself and the other several Initial Purchasers

SCHEDULE 1 TO WRITTEN TERMS AGREEMENT

Commitments

Name of Initial Purchaser	Principal Amount of Fixed Rate Notes
Banc of America Securities LLC	$5,580,000,000
HSBC Securities (USA) Inc.	$60,000,000
J.P. Morgan Securities Inc.	$60,000,000
Morgan Keegan & Company, Inc.	$60,000,000
SunTrust Robinson Humphrey, Inc.	$60,000,000
U.S. Bancorp Investments, Inc.	$60,000,000
Wells Fargo Brokerage Services, LLC	$60,000,000
Cabrera Capital Markets, LLC	$30,000,000
Jackson Securities, LLC	$30,000,000
Total	$6,000,000,000

Name of Initial Purchaser	Principal Amount of Floating Rate Notes
Banc of America Securities LLC	$2,185,500,000
HSBC Securities (USA) Inc.	$23,500,000
J.P. Morgan Securities Inc.	$23,500,000
Morgan Keegan & Company Inc.	$23,500,000
SunTrust Robinson Humphrey, Inc.	$23,500,000
U.S. Bancorp Investments, Inc.	$23,500,000
Wells Fargo Brokerage Services, LLC	$23,500,000
Loop Capital Markets, LLC	$11,750,000
Samuel A. Ramirez & Company, Inc.	$11,750,000
Total	$2,350,000,000

1-1

EXHIBIT A-1 TO WRITTEN TERMS AGREEMENT: PRICING SUPPLEMENT

A-1-1

EXHIBIT A-2 TO WRITTEN TERMS AGREEMENT: FINAL TERM SHEETS

BANK OF AMERICA CORPORATION

$6,000,000,000

MEDIUM-TERM NOTES, SERIES L

2.10% SENIOR NOTES, DUE APRIL 30, 2012

GUARANTEED UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM

FINAL TERM SHEET

Dated January 27, 2009

Issuer:	Bank of America Corporation

Ratings of this Series of Guaranteed Notes:	Aaa (Moody’s)/AAA (S&P)/AAA (Fitch)

Title of the Series:	2.10% Senior Notes, due April 2012

Aggregate Principal Amount Initially Being Issued (subject to upsizing):	$6,000,000,000

Issue Price:	99.970%

Trade Date:	January 27, 2009

Settlement Date:	January 30, 2009 (DTC)

Maturity Date:	April 30, 2012

Ranking:	Senior

Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000.

Day Count Fraction:	30/360

Interest Rate:	2.10%

Interest Payment Dates:	April 30 and October 30 of each year, beginning April 30, 2009.

Interest Periods:	Semi-annual

A-2-1

Treasury Benchmark:	U.S. Treasury due January 15, 2012

Treasury Yield:	1.138%

Spread to Treasury Benchmark:	+ 97.2 bps

Guarantee:

This debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

Additional details relating to the guarantee are also set forth below.

Optional Redemption:	None

Listing:	None

Lead Manager and Sole Book-Runner:	Banc of America Securities LLC

Senior Co-Managers:	HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Morgan Keegan & Company, Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Brokerage Services, LLC

Junior Co-Managers:	Cabrera Capital Markets, LLC
Jackson Securities, LLC

CUSIP:	06050BAG6

ISIN:	US06050BAG68

A-2-2

FDIC Guarantee

This section provides summary information regarding the guarantee of the notes by the Federal Deposit Insurance Corporation (the “FDIC”). The details of the FDIC’s guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/regulations/resources/TLGP/index.html. The regulations governing the guarantee and the terms and conditions of the guarantee are subject to change. These regulations, terms and conditions are subject to the interpretation of the FDIC, which also may change. The following information is based on the final regulations adopted effective November 21, 2008. The internet address provided for the FDIC’s website is included as an inactive textual reference only. The information on the FDIC’s website shall not be deemed to be incorporated by reference in this term sheet.

Temporary Liquidity Guarantee Program. On October 14, 2008, the FDIC created the Temporary Liquidity Guarantee Program (the “program”), and the FDIC adopted final rules related to the program effective November 21, 2008. Under the program, the FDIC will guarantee the newly-issued senior unsecured debt of participating eligible entities, including insured depository institutions and eligible holding companies of insured depository institutions. We are an eligible entity under the program, and a participant under the program. As a participant, our senior unsecured debt may be guaranteed by the FDIC if it satisfies the program’s criteria. From time to time, we may issue debt securities that are not eligible for the FDIC guarantee and that will not be guaranteed. We will provide purchasers of our debt instruments with a written statement indicating if the debt instruments we are offering are FDIC-guaranteed under the program.

As a participant in the program, we are eligible to issue FDIC-guaranteed debt up to an issuance limit, provided we comply with the terms and conditions of the program, including payment of fees, delivery of notice to the FDIC of issuance of guaranteed debt, providing certain disclosures, and certification to the FDIC that such issuance is within our issuance limit. As required by the program, we have entered into a master agreement with the FDIC that governs certain aspects of the program. If we are not in compliance with the program, we would be unable to issue additional FDIC-guaranteed debt; however, the outstanding FDIC-guaranteed notes would not lose the benefit of the FDIC guarantee. The program guarantees eligible debt issued through June 30, 2009 that matures on or prior to June 30, 2012.

Guarantee. The notes are our senior unsecured debt obligations, are guaranteed by the FDIC under the program, and are backed by the full faith and credit of the United States. If we fail to pay interest or principal when due on the notes, the FDIC will pay holders of those notes the unpaid, then due amount of interest or principal. An event of default under the senior indenture, including a payment default, will not entitle the holders of the notes or the senior trustee to accelerate the maturity of the notes for so long as we or the FDIC are making timely payments of interest and principal.

Use of Proceeds. Under the program, we may not use the proceeds from the offering of the notes to prepay indebtedness that is not guaranteed by the FDIC.

Claims Process. We have appointed the senior trustee as the authorized representative to take action on behalf of holders of the notes under the guarantee. The authorized representative has agreed to make a demand of the FDIC upon our failure to pay interest or principal on the notes when due. As provided in the FDIC’s regulations, a holder will also have the option to elect not to be represented by the authorized representative. Upon our failure to pay interest or principal, the authorized representative and a holder that has elected not to be so represented must follow the FDIC’s required procedures for making a demand under the guarantee.

A-2-3

In addition to the procedures described below, the authorized representative will be required when making a demand, to the extent not previously provided in the master agreement, to provide the FDIC with information regarding its authority, including: its financial and organizational capacity to act as representative, its exclusive authority to act on behalf of each noteholder and its fiduciary responsibility to the noteholders when acting as such, as established by the senior indenture, and its authority to make the assignment of each noteholder’s right, title, and interest in the notes to the FDIC.

Any demand under the guarantee must be accompanied by a proof of claim, satisfactory in form and content to the FDIC, which includes evidence of the occurrence of a payment default and the claimant’s ownership of the applicable notes. Upon the commencement of guarantee payments by the FDIC, the claimant must provide to the FDIC an assignment, satisfactory in form and content to the FDIC, of the noteholder’s right, title and interest in the notes to the FDIC and the transfer to the FDIC of any payments from us with respect to the notes. The assignment must also grant to the FDIC the right to receive any and all distributions on the note from the proceeds of any bankruptcy. If a holder receives a payment on a note from a bankruptcy, any obligation of the FDIC under the guarantee would be reduced proportionally. Demands must be made by the authorized representative or by a holder that elects not to be represented by the authorized representative within 60 days of the occurrence of the payment default.

Upon payment by the FDIC of any amount under the guarantee, the FDIC will be subrogated to the rights of the recipient noteholder against us, including in respect of any insolvency proceeding, to the extent of such payment.

Indenture Supplement. In addition to the appointment of the senior trustee as authorized representative for the holders of the notes, the master agreement requires additional provisions that are included in a supplement to the senior indenture that will govern the notes, including:

•	the FDIC’s written consent will be required to amend or waive any provision in the senior indenture related to principal, interest, payment, default, or ranking;

•

the FDIC will be subrogated to all of the rights of the holders and the senior trustee as authorized representative, against us in respect of any amounts paid to or for the benefit of the holders by the FDIC under the guarantee;

•

authorization by the holders to the authorized representative to assign to the FDIC, at the time the FDIC commences making payments under the guarantee, the right to receive payments on behalf of the holders;

•	agreement by the holder that it will cause the notes to be surrendered to the FDIC upon the FDIC’s payment in full of the outstanding principal and accrued interest to the date of repayment;

•

we and the authorized representative will agree to provide the FDIC notice, within one business day, of any default in the payment of interest or principal, without regard to any applicable cure period; and

•

we agree to reimburse the FDIC for any guarantee payments made, with interest on any such amount owed at the stated rate for the notes, plus 1%, and to reimburse the FDIC for reasonable expenses, which agreement ranks pari passu with the notes.

A-2-4

Supplemental Risk Factors

For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2007, and the information under the caption “Item 1A. Risk Factors,” in our quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

If we fail to make a payment of interest or principal on FDIC-guaranteed notes, your notes will be governed by the rules of the program.

If we fail to make a payment of interest or principal, you will be required to follow the regulations of the program, which supersede your rights under the senior indenture as described in the prospectus for the notes. We have appointed the senior trustee as authorized representative under a supplemental indenture for the notes. The authorized representative will be responsible, upon our failure to make a required payment of interest or principal, to make a demand of the FDIC under the guarantee. In addition, any holder may elect to not be so represented, as provided by the terms of the program. If a holder makes the decision to represent itself under the applicable regulations, it will be required to provide the proof of claim and other documentation, in form and content satisfactory to the FDIC, necessary to receive payment under the guarantee. If a demand is not made under the program by the authorized representative within 60 days of our failure to pay interest or principal, the obligations of the FDIC will terminate as to the notes and the holder will have no rights against the FDIC for the guaranteed amount.

Payments by the FDIC under its guarantee may be delayed.

There is no designated period within which the FDIC is required to make the guarantee payments after it receives the required written demand. As a result, if the FDIC is required to make such payments, they could be paid at a time that is significantly later than the date that the payment is otherwise due under the terms of the notes.

The determination of the FDIC on any matter related to the FDIC claims process will be final and binding on you and us, subject to judicial review.

The determination by the FDIC on any matter relating to the FDIC claims process will be a final administrative determination, which will be final and binding on all concerned, including the holders of the notes. Holders of the notes will have the right to challenge the FDIC’s determination only by commencing an action in the U.S. District Court for the District of Columbia or the United States District Court for the Western District of North Carolina within 60 days after the FDIC makes its determination.

The program is new and is subject to change.

The program is a new program, and was enacted under final rules that the FDIC adopted effective November 21, 2008. To date, no claims have been made or paid under the program, and the FDIC’s procedures under the program have not yet been fully documented. The rules governing the program may be amended, and are subject to evolving interpretation by the FDIC after the date of this term sheet. As a result, your ability to obtain payment on the notes under the FDIC’s guarantee is subject to rules, interpretations, procedures, and practices of the FDIC that could be changed at any time in the future. Any developments of this kind may be adverse to holders of the notes.

Our summary of the FDIC’s guarantee and the risks of purchasing the notes in reliance on that guarantee, as set forth in this term sheet, are based solely on the final rules adopted by the FDIC as of the date of this term sheet. Purchasers of the notes should refer to the FDIC’s website, www.fdic.gov/regulations/resources/TLGP/index.html, for additional information about the program and related claim procedures.

*    *    *

A-2-5

Bank of America Corporation (the “Issuer”) has filed a registration statement (including a pricing supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead manager will arrange to send you the pricing supplement, the prospectus supplement, and the prospectus if you request them by contacting Banc of America Securities LLC, toll free at 1-800-294-1322. You may also request copies by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.

A-2-6

EXHIBIT A-2 TO WRITTEN TERMS AGREEMENT: FINAL TERM SHEETS

BANK OF AMERICA CORPORATION

$2,000,000,000

MEDIUM-TERM NOTES, SERIES L

SENIOR THREE-MONTH LIBOR NOTES, DUE APRIL 2012

GUARANTEED UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM

FINAL TERM SHEET

Dated January 27, 2009

Issuer:	Bank of America Corporation

Ratings of this Series of Guaranteed Notes:	Aaa (Moody’s)/AAA (S&P)/AAA (Fitch)

Title of the Series:	Senior Three-Month LIBOR Notes, due April 2012

Aggregate Principal Amount Initially Being Issued (subject to upsizing):	$2,000,000,000

Issue Price:	100.00%

Trade Date:	January 27, 2009

Settlement Date:	January 30, 2009 (DTC)

Maturity Date:	April 30, 2012

Ranking:	Senior

Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000.

Day Count Fraction:	Actual/360

Base Rate:	Three-Month LIBOR (Reuters)

Index Maturity:	90 days

Spread:	30 bps

Interest Payment Dates:	January 30, April 30, July 30, and October 30 of each year, beginning April 30, 2009.

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Interest Determination Dates:	Second London banking day preceding the applicable reset date.

Interest Reset Dates:	January 30, April 30, July 30, and October 30 of each year, beginning April 30, 2009.

Interest Periods:	Quarterly. The initial interest period will be the period from, and including, the Settlement Date to, but excluding, April 30, 2009, the initial interest payment date. The subsequent interest periods will be the periods from, and including, the applicable interest payment date to, but excluding, the next interest payment date or the Maturity Date.

Guarantee:

This debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

Additional details relating to the guarantee are also set forth below.

Optional Redemption:	None

Listing:	None

Lead Manager and Sole Book-Runner:	Banc of America Securities LLC

Senior Co-Managers:	HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Morgan Keegan & Company, Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Brokerage Services, LLC

Junior Co-Managers:	Loop Capital Markets, LLC Samuel A. Ramirez & Company, Inc.

CUSIP:	06050BAH4

ISIN:	US06050BAH42

A-2-8

FDIC Guarantee

This section provides summary information regarding the guarantee of the notes by the Federal Deposit Insurance Corporation (the “FDIC”). The details of the FDIC’s guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/regulations/resources/TLGP/index.html. The regulations governing the guarantee and the terms and conditions of the guarantee are subject to change. These regulations, terms and conditions are subject to the interpretation of the FDIC, which also may change. The following information is based on the final regulations adopted effective November 21, 2008. The internet address provided for the FDIC’s website is included as an inactive textual reference only. The information on the FDIC’s website shall not be deemed to be incorporated by reference in this term sheet.

Temporary Liquidity Guarantee Program. On October 14, 2008, the FDIC created the Temporary Liquidity Guarantee Program (the “program”), and the FDIC adopted final rules related to the program effective November 21, 2008. Under the program, the FDIC will guarantee the newly-issued senior unsecured debt of participating eligible entities, including insured depository institutions and eligible holding companies of insured depository institutions. We are an eligible entity under the program, and a participant under the program. As a participant, our senior unsecured debt may be guaranteed by the FDIC if it satisfies the program’s criteria. From time to time, we may issue debt securities that are not eligible for the FDIC guarantee and that will not be guaranteed. We will provide purchasers of our debt instruments with a written statement indicating if the debt instruments we are offering are FDIC-guaranteed under the program.

As a participant in the program, we are eligible to issue FDIC-guaranteed debt up to an issuance limit, provided we comply with the terms and conditions of the program, including payment of fees, delivery of notice to the FDIC of issuance of guaranteed debt, providing certain disclosures, and certification to the FDIC that such issuance is within our issuance limit. As required by the program, we have entered into a master agreement with the FDIC that governs certain aspects of the program. If we are not in compliance with the program, we would be unable to issue additional FDIC-guaranteed debt; however, the outstanding FDIC-guaranteed notes would not lose the benefit of the FDIC guarantee. The program guarantees eligible debt issued through June 30, 2009 that matures on or prior to June 30, 2012.

Guarantee. The notes are our senior unsecured debt obligations, are guaranteed by the FDIC under the program, and are backed by the full faith and credit of the United States. If we fail to pay interest or principal when due on the notes, the FDIC will pay holders of those notes the unpaid, then due amount of interest or principal. An event of default under the senior indenture, including a payment default, will not entitle the holders of the notes or the senior trustee to accelerate the maturity of the notes for so long as we or the FDIC are making timely payments of interest and principal.

Use of Proceeds. Under the program, we may not use the proceeds from the offering of the notes to prepay indebtedness that is not guaranteed by the FDIC.

Claims Process. We have appointed the senior trustee as the authorized representative to take action on behalf of holders of the notes under the guarantee. The authorized representative has agreed to make a demand of the FDIC upon our failure to pay interest or principal on the notes when due. As provided in the FDIC’s regulations, a holder will also have the option to elect not to be represented by the authorized representative. Upon our failure to pay interest or principal, the authorized representative and a holder that has elected not to be so represented must follow the FDIC’s required procedures for making a demand under the guarantee.

A-2-9

In addition to the procedures described below, the authorized representative will be required when making a demand, to the extent not previously provided in the master agreement, to provide the FDIC with information regarding its authority, including: its financial and organizational capacity to act as representative, its exclusive authority to act on behalf of each noteholder and its fiduciary responsibility to the noteholders when acting as such, as established by the senior indenture, and its authority to make the assignment of each noteholder’s right, title, and interest in the notes to the FDIC.

Any demand under the guarantee must be accompanied by a proof of claim, satisfactory in form and content to the FDIC, which includes evidence of the occurrence of a payment default and the claimant’s ownership of the applicable notes. Upon the commencement of guarantee payments by the FDIC, the claimant must provide to the FDIC an assignment, satisfactory in form and content to the FDIC, of the noteholder’s right, title and interest in the notes to the FDIC and the transfer to the FDIC of any payments from us with respect to the notes. The assignment must also grant to the FDIC the right to receive any and all distributions on the note from the proceeds of any bankruptcy. If a holder receives a payment on a note from a bankruptcy, any obligation of the FDIC under the guarantee would be reduced proportionally. Demands must be made by the authorized representative or by a holder that elects not to be represented by the authorized representative within 60 days of the occurrence of the payment default.

Upon payment by the FDIC of any amount under the guarantee, the FDIC will be subrogated to the rights of the recipient noteholder against us, including in respect of any insolvency proceeding, to the extent of such payment.

Indenture Supplement. In addition to the appointment of the senior trustee as authorized representative for the holders of the notes, the master agreement requires additional provisions that are included in a supplement to the senior indenture that will govern the notes, including:

•	the FDIC’s written consent will be required to amend or waive any provision in the senior indenture related to principal, interest, payment, default, or ranking;

•

the FDIC will be subrogated to all of the rights of the holders and the senior trustee as authorized representative, against us in respect of any amounts paid to or for the benefit of the holders by the FDIC under the guarantee;

•

authorization by the holders to the authorized representative to assign to the FDIC, at the time the FDIC commences making payments under the guarantee, the right to receive payments on behalf of the holders;

•	agreement by the holder that it will cause the notes to be surrendered to the FDIC upon the FDIC’s payment in full of the outstanding principal and accrued interest to the date of repayment;

•

we and the authorized representative will agree to provide the FDIC notice, within one business day, of any default in the payment of interest or principal, without regard to any applicable cure period; and

•

we agree to reimburse the FDIC for any guarantee payments made, with interest on any such amount owed at the stated rate for the notes, plus 1%, and to reimburse the FDIC for reasonable expenses, which agreement ranks pari passu with the notes.

A-2-10

Supplemental Risk Factors

For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2007, and the information under the caption “Item 1A. Risk Factors,” in our quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

If we fail to make a payment of interest or principal on FDIC-guaranteed notes, your notes will be governed by the rules of the program.

If we fail to make a payment of interest or principal, you will be required to follow the regulations of the program, which supersede your rights under the senior indenture as described in the prospectus for the notes. We have appointed the senior trustee as authorized representative under a supplemental indenture for the notes. The authorized representative will be responsible, upon our failure to make a required payment of interest or principal, to make a demand of the FDIC under the guarantee. In addition, any holder may elect to not be so represented, as provided by the terms of the program. If a holder makes the decision to represent itself under the applicable regulations, it will be required to provide the proof of claim and other documentation, in form and content satisfactory to the FDIC, necessary to receive payment under the guarantee. If a demand is not made under the program by the authorized representative within 60 days of our failure to pay interest or principal, the obligations of the FDIC will terminate as to the notes and the holder will have no rights against the FDIC for the guaranteed amount.

Payments by the FDIC under its guarantee may be delayed.

There is no designated period within which the FDIC is required to make the guarantee payments after it receives the required written demand. As a result, if the FDIC is required to make such payments, they could be paid at a time that is significantly later than the date that the payment is otherwise due under the terms of the notes.

The determination of the FDIC on any matter related to the FDIC claims process will be final and binding on you and us, subject to judicial review.

The determination by the FDIC on any matter relating to the FDIC claims process will be a final administrative determination, which will be final and binding on all concerned, including the holders of the notes. Holders of the notes will have the right to challenge the FDIC’s determination only by commencing an action in the U.S. District Court for the District of Columbia or the United States District Court for the Western District of North Carolina within 60 days after the FDIC makes its determination.

The program is new and is subject to change.

The program is a new program, and was enacted under final rules that the FDIC adopted effective November 21, 2008. To date, no claims have been made or paid under the program, and the FDIC’s procedures under the program have not yet been fully documented. The rules governing the program may be amended, and are subject to evolving interpretation by the FDIC after the date of this term sheet. As a result, your ability to obtain payment on the notes under the FDIC’s guarantee is subject to rules, interpretations, procedures, and practices of the FDIC that could be changed at any time in the future. Any developments of this kind may be adverse to holders of the notes.

Our summary of the FDIC’s guarantee and the risks of purchasing the notes in reliance on that guarantee, as set forth in this term sheet, are based solely on the final rules adopted by the FDIC as of the date of this term sheet. Purchasers of the notes should refer to the FDIC’s website,

www.fdic.gov/regulations/resources/TLGP/index.html, for additional information about the program and related claim procedures.

A-2-11

* * *

Bank of America Corporation (the “Issuer”) has filed a registration statement (including a pricing supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead manager will arrange to send you the pricing supplement, the prospectus supplement, and the prospectus if you request them by contacting Banc of America Securities LLC, toll free at 1-800-294-1322. You may also request copies by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.

A-2-12

BANK OF AMERICA CORPORATION

$2,350,000,000

MEDIUM-TERM NOTES, SERIES L

SENIOR THREE-MONTH LIBOR NOTES, DUE APRIL 2012

GUARANTEED UNDER THE FDIC’S TEMPORARY LIQUIDITY GUARANTEE PROGRAM

AMENDED FINAL TERM SHEET

Dated January 28, 2009

Issuer:	Bank of America Corporation

Ratings of this Series of Guaranteed Notes:	Aaa (Moody’s)/AAA (S&P)/AAA (Fitch)

Title of the Series:	Senior Three-Month LIBOR Notes, due April 2012

Aggregate Principal Amount Initially Being Issued:	$2,350,000,000

Issue Price:	100.00%

Trade Date:	$2,000,000,000 in aggregate principal amount traded on January 27, 2009, and $350,000,000 in aggregate principal amount traded on January 28, 2009

Settlement Date for All of the Notes:	January 30, 2009 (DTC)

Maturity Date:	April 30, 2012

Ranking:	Senior

Minimum Denominations:	$2,000 and multiples of $1,000 in excess of $2,000.

Day Count Fraction:	Actual/360

Base Rate:	Three-Month LIBOR (Reuters)

Index Maturity:	90 days

Spread:	30 bps

Interest Payment Dates:	January 30, April 30, July 30, and October 30 of each year, beginning April 30, 2009.

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Interest Determination Dates:	Second London banking day preceding the applicable reset date.

Interest Reset Dates:	January 30, April 30, July 30, and October 30 of each year, beginning April 30, 2009.

Interest Periods:	Quarterly. The initial interest period will be the period from, and including, the Settlement Date to, but excluding, April 30, 2009, the initial interest payment date. The subsequent interest periods will be the periods from, and including, the applicable interest payment date to, but excluding, the next interest payment date or the Maturity Date.

Guarantee:

This debt is guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program and is backed by the full faith and credit of the United States. The details of the FDIC guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/tlgp. The expiration date of the FDIC’s guarantee is the earlier of the maturity date of the debt or June 30, 2012.

Additional details relating to the guarantee are also set forth below.

Optional Redemption:	None

Listing:	None

Lead Manager and Sole Book-Runner:	Banc of America Securities LLC

Senior Co-Managers:	HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Morgan Keegan & Company, Inc.
SunTrust Robinson Humphrey, Inc.
U.S. Bancorp Investments, Inc.
Wells Fargo Brokerage Services, LLC

Junior Co-Managers:	Loop Capital Markets, LLC

Samuel A. Ramirez & Company, Inc.

CUSIP:	06050BAH4

ISIN:	US06050BAH42

A-2-14

FDIC Guarantee

This section provides summary information regarding the guarantee of the notes by the Federal Deposit Insurance Corporation (the “FDIC”). The details of the FDIC’s guarantee are provided in the FDIC’s regulations, 12 CFR Part 370, and at the FDIC’s website, www.fdic.gov/regulations/resources/TLGP/index.html. The regulations governing the guarantee and the terms and conditions of the guarantee are subject to change. These regulations, terms and conditions are subject to the interpretation of the FDIC, which also may change. The following information is based on the final regulations adopted effective November 21, 2008. The internet address provided for the FDIC’s website is included as an inactive textual reference only. The information on the FDIC’s website shall not be deemed to be incorporated by reference in this term sheet.

Temporary Liquidity Guarantee Program. On October 14, 2008, the FDIC created the Temporary Liquidity Guarantee Program (the “program”), and the FDIC adopted final rules related to the program effective November 21, 2008. Under the program, the FDIC will guarantee the newly-issued senior unsecured debt of participating eligible entities, including insured depository institutions and eligible holding companies of insured depository institutions. We are an eligible entity under the program, and a participant under the program. As a participant, our senior unsecured debt may be guaranteed by the FDIC if it satisfies the program’s criteria. From time to time, we may issue debt securities that are not eligible for the FDIC guarantee and that will not be guaranteed. We will provide purchasers of our debt instruments with a written statement indicating if the debt instruments we are offering are FDIC-guaranteed under the program.

As a participant in the program, we are eligible to issue FDIC-guaranteed debt up to an issuance limit, provided we comply with the terms and conditions of the program, including payment of fees, delivery of notice to the FDIC of issuance of guaranteed debt, providing certain disclosures, and certification to the FDIC that such issuance is within our issuance limit. As required by the program, we have entered into a master agreement with the FDIC that governs certain aspects of the program. If we are not in compliance with the program, we would be unable to issue additional FDIC-guaranteed debt; however, the outstanding FDIC-guaranteed notes would not lose the benefit of the FDIC guarantee. The program guarantees eligible debt issued through June 30, 2009 that matures on or prior to June 30, 2012.

Guarantee. The notes are our senior unsecured debt obligations, are guaranteed by the FDIC under the program, and are backed by the full faith and credit of the United States. If we fail to pay interest or principal when due on the notes, the FDIC will pay holders of those notes the unpaid, then due amount of interest or principal. An event of default under the senior indenture, including a payment default, will not entitle the holders of the notes or the senior trustee to accelerate the maturity of the notes for so long as we or the FDIC are making timely payments of interest and principal.

Use of Proceeds. Under the program, we may not use the proceeds from the offering of the notes to prepay indebtedness that is not guaranteed by the FDIC.

Claims Process. We have appointed the senior trustee as the authorized representative to take action on behalf of holders of the notes under the guarantee. The authorized representative has agreed to make a demand of the FDIC upon our failure to pay interest or principal on the notes when due. As provided in the FDIC’s regulations, a holder will also have the option to elect not to be represented by the authorized representative. Upon our failure to pay interest or principal, the authorized representative and a holder that has elected not to be so represented must follow the FDIC’s required procedures for making a demand under the guarantee.

A-2-15

In addition to the procedures described below, the authorized representative will be required when making a demand, to the extent not previously provided in the master agreement, to provide the FDIC with information regarding its authority, including: its financial and organizational capacity to act as representative, its exclusive authority to act on behalf of each noteholder and its fiduciary responsibility to the noteholders when acting as such, as established by the senior indenture, and its authority to make the assignment of each noteholder’s right, title, and interest in the notes to the FDIC.

Any demand under the guarantee must be accompanied by a proof of claim, satisfactory in form and content to the FDIC, which includes evidence of the occurrence of a payment default and the claimant’s ownership of the applicable notes. Upon the commencement of guarantee payments by the FDIC, the claimant must provide to the FDIC an assignment, satisfactory in form and content to the FDIC, of the noteholder’s right, title and interest in the notes to the FDIC and the transfer to the FDIC of any payments from us with respect to the notes. The assignment must also grant to the FDIC the right to receive any and all distributions on the note from the proceeds of any bankruptcy. If a holder receives a payment on a note from a bankruptcy, any obligation of the FDIC under the guarantee would be reduced proportionally. Demands must be made by the authorized representative or by a holder that elects not to be represented by the authorized representative within 60 days of the occurrence of the payment default.

Upon payment by the FDIC of any amount under the guarantee, the FDIC will be subrogated to the rights of the recipient noteholder against us, including in respect of any insolvency proceeding, to the extent of such payment.

Indenture Supplement. In addition to the appointment of the senior trustee as authorized representative for the holders of the notes, the master agreement requires additional provisions that are included in a supplement to the senior indenture that will govern the notes, including:

•	the FDIC’s written consent will be required to amend or waive any provision in the senior indenture related to principal, interest, payment, default, or ranking;

•

the FDIC will be subrogated to all of the rights of the holders and the senior trustee as authorized representative, against us in respect of any amounts paid to or for the benefit of the holders by the FDIC under the guarantee;

•

authorization by the holders to the authorized representative to assign to the FDIC, at the time the FDIC commences making payments under the guarantee, the right to receive payments on behalf of the holders;

•	agreement by the holder that it will cause the notes to be surrendered to the FDIC upon the FDIC’s payment in full of the outstanding principal and accrued interest to the date of repayment;

•

we and the authorized representative will agree to provide the FDIC notice, within one business day, of any default in the payment of interest or principal, without regard to any applicable cure period; and

•

we agree to reimburse the FDIC for any guarantee payments made, with interest on any such amount owed at the stated rate for the notes, plus 1%, and to reimburse the FDIC for reasonable expenses, which agreement ranks pari passu with the notes.

A-2-16

Supplemental Risk Factors

For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2007, and the information under the caption “Item 1A. Risk Factors,” in our quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

If we fail to make a payment of interest or principal on FDIC-guaranteed notes, your notes will be governed by the rules of the program.

If we fail to make a payment of interest or principal, you will be required to follow the regulations of the program, which supersede your rights under the senior indenture as described in the prospectus for the notes. We have appointed the senior trustee as authorized representative under a supplemental indenture for the notes. The authorized representative will be responsible, upon our failure to make a required payment of interest or principal, to make a demand of the FDIC under the guarantee. In addition, any holder may elect to not be so represented, as provided by the terms of the program. If a holder makes the decision to represent itself under the applicable regulations, it will be required to provide the proof of claim and other documentation, in form and content satisfactory to the FDIC, necessary to receive payment under the guarantee. If a demand is not made under the program by the authorized representative within 60 days of our failure to pay interest or principal, the obligations of the FDIC will terminate as to the notes and the holder will have no rights against the FDIC for the guaranteed amount.

Payments by the FDIC under its guarantee may be delayed.

There is no designated period within which the FDIC is required to make the guarantee payments after it receives the required written demand. As a result, if the FDIC is required to make such payments, they could be paid at a time that is significantly later than the date that the payment is otherwise due under the terms of the notes.

The determination of the FDIC on any matter related to the FDIC claims process will be final and binding on you and us, subject to judicial review.

The determination by the FDIC on any matter relating to the FDIC claims process will be a final administrative determination, which will be final and binding on all concerned, including the holders of the notes. Holders of the notes will have the right to challenge the FDIC’s determination only by commencing an action in the U.S. District Court for the District of Columbia or the United States District Court for the Western District of North Carolina within 60 days after the FDIC makes its determination.

The program is new and is subject to change.

The program is a new program, and was enacted under final rules that the FDIC adopted effective November 21, 2008. To date, no claims have been made or paid under the program, and the FDIC’s procedures under the program have not yet been fully documented. The rules governing the program may be amended, and are subject to evolving interpretation by the FDIC after the date of this term sheet. As a result, your ability to obtain payment on the notes under the FDIC’s guarantee is subject to rules, interpretations, procedures, and practices of the FDIC that could be changed at any time in the future. Any developments of this kind may be adverse to holders of the notes.

Our summary of the FDIC’s guarantee and the risks of purchasing the notes in reliance on that guarantee, as set forth in this term sheet, are based solely on the final rules adopted by the FDIC as of the date of this term sheet. Purchasers of the notes should refer to the FDIC’s website, www.fdic.gov/regulations/resources/TLGP/index.html, for additional information about the program and related claim procedures.

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Bank of America Corporation (the “Issuer”) has filed a registration statement (including a pricing supplement, a prospectus supplement, and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the lead manager will arrange to send you the pricing supplement, the prospectus supplement, and the prospectus if you request them by contacting Banc of America Securities LLC, toll free at 1-800-294-1322. You may also request copies by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.

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EXHIBIT B TO WRITTEN TERMS AGREEMENT: ADDRESSES OF NEW

SELLING AGENTS

HSBC Securities (USA) Inc. 452 Fifth Avenue New York, NY 10018

J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017 Attention: Medium Term Note Desk – 8th floor Fax: 212.834.6081

Morgan Keegan & Company, Inc. 50 North Front Street 16th Floor Memphis, TN 38103

SunTrust Robinson Humphrey, Inc. 303 Peachtree Street, 24th Floor Mail Code: GA-ATLANTA-3947 Atlanta, GA 30308 Attention: Christopher Grumboski Telephone: 404.813.0215 Facsimile: 404.588.7005

U.S. Bancorp Investments, Inc. 209 South LaSalle Street 4th Floor Chicago, IL 60604

Wells Fargo Brokerage Services, LLC MAC N9303-101 608 2nd Ave. South 10th Floor Minneapolis, MN 55479

Cabrera Capital Markets, LLC 10 S. LaSalle Street Suite 1050 Chicago, IL 60603

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Jackson Securities, LLC 100 Auburn Avenue Atlanta, Georgia 30303 Telephone: (404) 443-3130 Attn: Malinda Williams, SVP – Chief Compliance Officer

Loop Capital Markets, LLC 200 West Jackson Blvd. Suite 1600 Chicago, IL 60606

Samuel A. Ramirez & Company, Inc. 61 Broadway New York, NY 10006 Attention: Larry Goldman

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EXHIBIT C TO WRITTEN TERMS AGREEMENT:

FORM OF OPINION OF MCGUIREWOODS LLP

1. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in each Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States of America (the “United States”) and authorized thereunder to transact business.

2. The Company is an “eligible entity” (as defined in Section 370.2(a) of the TLG Program), and is a “participating entity” (as defined in Section 370.2(g)(1) of the TLG Program).

3. The Senior Indenture and the Notes conform in all material respects to the descriptions thereof contained in each Disclosure Package and the Prospectus.

4. The Senior Indenture, as supplemented through the date hereof (including the Fifth Supplemental Indenture dated December 1, 2008) has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy; and the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered to and paid for by you pursuant to the Distribution Agreement and the Written Terms Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Senior Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any similar bank regulatory powers and to the application of principles of public policy.

5. The Notes are “senior unsecured debt” (as defined in Section 370.2(e)(1) of the TLG Program) and “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program).

6. The Registration Statement was effective under the Securities Act automatically upon filing; no stop order suspending the effectiveness of the Registration Statement has been issued, and we have no knowledge that any proceedings for that purpose have been instituted or threatened or that the Company has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; and the Registration Statement, each Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Trust Indenture Act, and the respective rules and regulations thereunder.

7. The statements in the Final Term Sheets and the Pricing Supplement under the heading “FDIC Guarantee,” to the extent that they constitute summaries of the terms of U.S. federal law and regulations and agreements of the Company, fairly summarize the matters described therein in all material respects.

8. Each of the Distribution Agreement and the Written Terms Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Distribution Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy.

9. The Master Agreement has been duly authorized, executed and delivered by the Company and, assuming acceptance by the FDIC, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy.

10. No consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Company for the consummation of the transactions contemplated in the Distribution Agreement and the Written Terms Agreement, except such as have been obtained under the Securities Act and such as may be required under the blue sky, state securities, insurance laws or similar laws of the United States in connection with your purchase and distribution of the Notes.

11. Neither the issuance and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Distribution Agreement and the Written Terms Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under (a) the Company’s Amended and Restated Certificate of Incorporation or the Bylaws, as amended to date; (b) the terms of any indenture or other material agreement or instrument known to us and to which the Company or the Principal Subsidiary Bank is a party or bound; or (c) any order, law or regulation known to us to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank.

12. To our knowledge, there are no rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file such Registration Statement.

We have participated in conferences with officers and other representatives of the Company in connection with the preparation of the Registration Statement, each Disclosure Package and the Prospectus. As to portions of the Registration Statement, each Disclosure Package or the Prospectus consisting of financial statements and other financial, accounting and statistical information, we express no view. Although we have not independently verified, are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, any Disclosure Package or the Prospectus or any amendment or supplement thereto (other than as stated in paragraphs 3 and 7 above), nothing has come to our attention that has caused us to believe that the remaining portions of the Registration Statement or any amendment thereto as of the time it became effective, as of the applicable Initial Sale Time or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of each Disclosure Package, taken as a whole as of the applicable Initial Sale Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of the Prospectus, as amended or supplemented, as of its date or as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We also are not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in any Disclosure Package was conveyed to any purchaser of the Notes.

In rendering this opinion, we are not expressing an opinion as to matters governed by the laws of any jurisdiction other than laws of the States of North Carolina and New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the applicability of the laws of any other jurisdiction to the subject transaction or to the effects of such laws thereon, including, but not limited to, the laws of the European Union, and their applicability or non-applicability to the Distribution Agreement, the Written Terms Agreement or the Notes.

EXHIBIT D TO WRITTEN TERMS AGREEMENT:

FORM OF OPINION OF IN-HOUSE CORPORATE COUNSEL OF THE COMPANY

1. Each of the Company and Bank of America, N.A. (the “Bank”) is qualified or licensed to do business as a foreign corporation in each jurisdiction in which I have knowledge that it is required to be so qualified or licensed.

2. All outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as set forth in each Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Bank (except directors’ qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest, and I am without knowledge of any other security interests, claims, liens or encumbrances.

3. I am without knowledge that there is: (a) any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, each Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (b) any franchise, contract or other document of a character required to be described in the Registration Statement, each Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required.

I or members of the Company’s Legal Department have participated in conferences with officers and other representatives of the Company in connection with the preparation of the Registration Statement, each Disclosure Package and the Prospectus. As to portions of the Registration Statement, each Disclosure Package or the Prospectus consisting of financial statements and other financial, accounting and statistical information, I express no view. As to the remaining portions of the Registration Statement, although I have not independently verified, am not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, each Disclosure Package or the Prospectus or any amendment or supplement thereto, no facts have come to my attention which lead me to believe that such remaining portions of the Registration Statement or any amendment thereto, as of the time it became effective, as of the applicable Initial Sale Time or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of each Disclosure Package, taken as a whole as of the applicable Initial Sale Time, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the remaining portions of the Prospectus, as amended or supplemented, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. I

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am not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in any Disclosure Package was conveyed to any purchaser of the Notes.

In rendering this opinion, I am not expressing an opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of North Carolina, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and I express no opinion as to the applicability of the laws of any other jurisdiction to the subject transaction or to the effects of such laws thereon, including, but not limited to, the laws of the State of New York and the European Union, and their applicability or non-applicability to the Distribution Agreement, the Written Terms Agreement or the Notes.

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EXHIBIT E TO WRITTEN TERMS AGREEMENT:

FORM OF OPINION OF MORRISON & FOERSTER LLP

1. Each of the Distribution Agreement and the Written Terms Agreement has been duly authorized, executed and delivered by the Company, and is enforceable against the Company in accordance with its terms, except that the legality or enforceability of the indemnification and contribution provisions set forth in Sections 7 and 8 of the Distribution Agreement may be limited by federal or state securities laws or public policy underlying such laws.

2. The Indenture, as supplemented through the date hereof (including the fifth Supplemental Indenture dated December 1, 2008), has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication by the Trustee, when issued and paid for in accordance with the terms of the Distribution Agreement, the Written Terms Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, entitled to the benefits of the Indenture.

4. The Master Agreement has been duly authorized, executed and delivered by the Company and, assuming acceptance by the FDIC, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5. The Registration Statement was automatically effective upon filing pursuant to Rule 462(e) under the Securities Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

6. The Company is an “eligible entity” (as defined in Section 370.2(a) of the TLG Program), and is a “participating entity” (as defined in Section 370.2(g)(1) of the TLG Program) under the TLG Program.

7. The Notes and the Indenture conform in all material respects as to legal matters to the descriptions thereof contained in the applicable Disclosure Package and the Prospectus. The Notes are “senior unsecured debt” (as defined in Section 370.2(e)(1) of the TLG Program) and “FDIC-guaranteed debt” (as defined in Section 370.2(i) of the TLG Program).

8. The statements in the Final Term Sheets and the Pricing Supplement under the heading “FDIC Guarantee,” to the extent that they constitute summaries of the terms of U.S. federal law and regulations and agreements of the Company, fairly summarize the matters described therein in all material respects.

9. The Registration Statement, as of the effective date thereof, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Securities

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Act (except as to (i) the financial statements, supporting schedules, footnotes and other financial information included therein or omitted therefrom, as to which we express no opinion, and (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as to which we express no opinion).

In addition, we have participated in conferences with your representatives, with representatives of the Company, its counsel and its accountants, and with representatives of Merrill Lynch & Co., Inc. and its accountants prior to the merger, concerning the Registration Statement, each Disclosure Package, and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (other than as stated in paragraphs 7 and 8 above). We are also not passing upon, and do not assume any responsibility for, ascertaining whether or when any of the information contained in any Disclosure Package was conveyed to any purchaser of the Notes. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents and information comprising each Disclosure Package, taken as a whole as of the applicable Initial Sale Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to (a) the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, any Disclosure Package or the Prospectus, and (b) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act).

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